UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2007

American Locker Group Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-439	16-0338330
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

815 S. Main Street

Grapevine, Texas 76051

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:                                               (817) 329-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2007, American Locker Group Incorporated, a Delaware corporation (the “Company”), appointed Mr. Paul M. Zaidins, 39, as Chief Financial Officer.  Prior to this appointment and since November 2006, Mr. Zaidins had been serving as the Company’s Controller.  Mr. Zaidins’ appointment as Chief Financial Officer relieves Mr. Edward F. Ruttenberg, the Company’s current Chairman, Chief Executive Officer, Chief Operating Officer and Treasurer, of the principal financial officer responsibilities he had assumed on an interim basis in March 2006.

Prior to joining the Company, from 2004 to 2006, Mr. Zaidins was a Managing Director for the Lane-Link Group, an investment banking firm based in Rockwall, Texas. From 2001 to 2004, he owned and operated specialty retail stores and from 1996 to 2001 was Managing Director for ECDI Capital, an investment banking firm located in Dallas, Texas. In addition, Mr. Zaidins has been a certified public accountant since 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LOCKER GROUP INCORPORATED

Date: September 7, 2007	By:	/s/ Edward F. Ruttenberg
		Name:	Edward F. Ruttenberg
		Title:	Chairman, Chief Executive Officer,
Chief Operating Officer and Treasurer